Exhibit 10(a)


                       Consent of Susan E. Schechter, Esq.





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March 29, 2001



To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-78761) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,


/s/ Susan E. Schechter
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Susan E. Schechter, Counsel
PHL Variable Insurance Company